Exhibit 99.1

IRENIC ACQUISITION CORP.

PROFORMA UNAUDITED BALANCE SHEET

	April 29, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
ASSETS
Current Assets
Cash	$1,087,383			$1,087,383
Prepaid expenses	39,800			39,800
Prepaid insurance	115,281			115,281
Total Current Assets	1,242,464			1,242,464
Prepaid insurance – long-term	116,250			116,250
Cash held in Trust Account	220,000,000	32,531,880	(1)	252,531,882
		650,640	(4)
		(650,638	)(2)
Total Assets	$221,358,714	32,531,882		$253,890,596

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$2,000			$2,000
Accrued offering costs	89,976			89,976
Over-allotment option liability	173,200	(6,100	)(5)	—
		(164,730	)(6)
		(2,370	)(8)
Total Current Liabilities	265,176	(173,200)		91,976
Deferred underwriting fee payable	8,800,000	1,301,275	(3)	10,101,275
Total Liabilities	9,065,176	1,128,075		10,193,251

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 25,253,188 shares at a redemption value of $10.00 per share	220,000,000	32,075,132	(1)	252,531,882
		(641,503	)(2)
		(1,283,005	)(3)
		2,381,258	(9)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 705,064 shares issued and outstanding, excluding 20,000,000 shares subject to possible redemption	64	7	(4)	71
Class B ordinary shares, $0.0001 par value; 80,000,000 shares authorized; 6,313,297 shares issued and outstanding(1)	633	(2	)(7)	631
Additional paid-in capital	—	456,748	(1)	—
		650,633	(4)
		(9,135	)(2)
		(18,270	)(3)
		(2,381,258	)(9)
		1,301,280	(10)
		2	(7)
Accumulated deficit	(7,707,159)	(1,301,280	)(10)	(8,835,239)
		164,730	(6)
		6,100	(5)
		2,370	(8)
Total Shareholders’ Deficit	(7,706,462)	(1,128,075)		(8,834,537)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$221,358,714	32,531,882		$253,890,596

(1)	This number includes an aggregate of up to 825,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On March 13, 2026, the Sponsor surrendered for no consideration 862,500 founder shares, resulting in the Sponsor holding an aggregate of 6,325,000 founder shares. On April 29, 2026, the underwriters partially exercised their over-allotment option and the sale of Units pursuant thereto was consummated on May 1, 2026 resulting in the forfeiture of 11,703 founder shares .

See Note to Pro Forma Unaudited Balance Sheet.

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IRENIC ACQUISITION CORP.

NOTES TO PROFORMA UNAUDITED BALANCE SHEET

(Unaudited)

Note 1 - Closing of over-allotment option and additional private placement

The accompanying unaudited proforma balance sheet presents the balance sheet of Irenic Acquisition Corp. (the “Company”) as of April 29, 2026 adjusted for the closing of the underwriters’ over-allotment option and related transactions, which occurred on May 1, 2026, as described below.

On April 29, 2026, the Company consummated the Initial Public Offering of 22,000,000 units at $10.00 per unit (the “Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $220,000,000. Each Unit consists of one Public Share and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 640,000 Private Placement Units (“Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $6,400,000, in a private placement with Irenic Sponsor, LLC (the “Sponsor”) and the underwriters. Of those 640,000 Private Placement Units, the Sponsor purchased 420,000 Private Placement Units and the underwriters purchased 220,000 Private Placement Units.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the Initial Public Offering (the “Over-Allotment Option”) to purchase up to 3,300,000 additional Units (the “Over-Allotment Option Units”) to cover over-allotments, if any. On May 1, 2026, the underwriters partially exercised their Over-Allotment Option to purchase an additional 3,253,188 Over-Allotment Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $32,531,880. The underwriters forfeited their option to purchase an additional 46,812 Over-Allotment Option Units.

Simultaneously with the sale of the Over-Allotment Option Units, the Sponsor and the underwriters purchased an additional 65,064 Private Placement Units in the aggregate at a purchase price of $10.00 per Private Placement Unit, generating additional gross proceeds of $650,640. Of those 65,064 Private Placement Units, the Sponsor and the underwriters purchased 32,532 Private Placement Units each. As a result of the underwriters’ election to partially exercise their Over-Allotment Option, 813,297 Founder Shares are no longer subject to forfeiture. The remaining portion of the Over-Allotment Option was not exercised, and the Sponsor forfeited 11,703 founder shares.

As of May 1, 2026, a total of $252,531,882 of the net proceeds from the IPO (including the Over-Allotment Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the partial exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Units are as follows:

	Pro forma entry
1	Cash held in Trust Account	$32,531,880
	Class A ordinary shares subject to possible redemption		$32,075,132
	Additional paid-in capital		456,748
	To record the sale of 3,253,188 Over-Allotment Option Units at $10.00 per unit.

2	Class A ordinary shares subject to possible redemption	$641,503
	Additional paid-in capital	9,135
	Cash held in Trust Account		$650,638
	To record the payment of cash underwriting fee on Over-Allotment Option.

3	Class A ordinary shares subject to possible redemption	$1,283,005
	Additional paid-in capital	18,270
	Deferred underwriting fee payable		$1,301,275
	To record the accrual of deferred underwriting fee on Over-Allotment Option.

4	Cash held in Trust Account	$650,640
	Class A ordinary shares		$7
	Additional paid-in capital		650,633
	To record the sale of 65,064 Private Placement Units at $10.00 per Private Placement Unit.

5	Over-allotment option liability	$6,100
	Change in fair value of over-allotment option liability		$6,100
	To record the change in fair value of Over-Allotment Option liability as of May 1, 2026.

6	Over-allotment option liability	$164,730
	Accumulated deficit		$164,730
	To write-off the Over-Allotment Option liability due to its partial exercise.

7	Class B ordinary shares	$2
	Additional paid-in capital		$2
	To record forfeiture of 11,703 Class B ordinary shares.

8	Over-allotment option liability	$2,370
	Change in fair value of over-allotment option liability		$2,370
	To write-off the Over-Allotment Option liability due to the forfeiture of the Over-Allotment Option by the underwriters.

9	Additional paid-in capital	$2,381,258
	Class A ordinary shares subject to possible redemption		$2,381,258
	Record accretion of ordinary shares subject to redemption an amount of $10.00 per share.

10	Accumulated deficit	$1,301,280
	Additional paid-in capital		$1,301,280
	Reclassify negative additional paid in capital to accumulated deficit.

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